UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2007

SMART Modular Technologies (WWH), Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 Starboard Drive, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-623-1231

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2007, SMART Modular Technologies (WWH), Inc. (the "Company") amended and restated its Loan and Security Agreement (as amended, the "Agreement"), by and among the Company, as an obligor, SMART Modular Technologies, Inc., SMART Modular Technologies (Europe) Limited, and SMART Modular Technologies (Puerto Rico) Inc., as borrowers, and the other obligor parties named therein (collectively the "SMART Entities"), and Wells Fargo Bank, National Association (successor to Wells Fargo Foothill, Inc.), as lender, arranger, administrative agent and security trustee.

The amendment (i) increases the amount available for borrowing by $15 million, from $35 million to $50 million ($30 million of which may be in the form of letters of credit), (ii) reduces the number and make less restrictive certain financial covenants (as described below) and (iii) extends the maturity date to April 30, 2010, from March 28, 2009.

Borrowings under the Agreement bear interest based on a London Interbank Offered Rate (LIBOR) plus an applicable margin, ranging from 1.25% (if the funded debt to adjusted EDITDA ratio is less than or equal to 1.00) to 2.00% (if such ratio is greater than 2.00). As of May 1, 2007, the amount outstanding under the Agreement was approximately $9 million.

The Agreement contains financial covenants that require the borrowers to maintain, as of the end of each fiscal quarter, an adjusted quick ratio (as defined in the Agreement) equal to or greater than 1.00, an adjusted EBITDA equal to or greater than $50 million (based on the preceding four fiscal quarters then ended), and a funded debt to adjusted EDITDA ratio equal to or less than 2.25. The Company no longer is required to comply with any fixed charge coverage ratio as a result of the amendment. The Agreement contains other customary covenants and events of default usual for commercial lending credit facilities, which did not change materially as a result of the amendment.

This report contains only a summary of certain provisions of the Agreement. Accordingly, the foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, which is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 30, 2007, the Company became obligated under the Agreement.

The disclosure contained in "Item 1.01 Entry into a Material Definitive Agreement" of this report is incorporated in this Item 2.03 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Modular Technologies (WWH), Inc.

May 2, 2007	By:	/s/ Jack A. Pacheco

Name: Jack A. Pacheco
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	2nd Amended and Restated Loan and Security Agreement dated April 30, 2007
10.2	2nd Amended and Restated Intercompany Subordination Agreement dated April 30, 2007
10.3	Form of Assignment and Acceptance
10.4	Form of Amended and Restated Guaranty
10.5	Form of Amended and Restated Stock Pledge
10.6	Form of Collateral Assignment of Patents (Security Agreement)